SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2003

SPARTAN STORES, INC.
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	000-31127 (Commission File Number)	38-0593940 (IRS Employer Identification no.)

850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan (Address of principal executive offices)	49518-8700 (Zip Code)

Registrant's telephone number,
including area code:  (616) 878-2000

          On June 24, 2003, Spartan Stores, Inc. ("Spartan Stores") filed a Current Report on Form 8-K (the "Original Form 8-K") to report the sale of substantially all of the assets of two subsidiaries in Spartan Stores' Convenience Distribution segment. The Original Form 8-K contained certain pro forma financial statements, portions of which were based on estimates that Spartan Stores' management considered reasonable at the time of filing. Spartan Stores recently filed its Form 10-Q for the quarter ended June 21, 2003 and the information concerning discontinued operations contained in the Form 10-Q was based on final transaction-related data. Accordingly, Spartan Stores is filing this Form 8-K/A to revise the Original Form 8-K pro forma financial statements so that they conform to its Form 10-Q. Item 2, Acquisition or Disposition of Assets, of the Original Form 8-K has not been amended. However, for ease of reference, Item 2 is set forth in its entirety below.

Item 2.	Acquisition or Disposition of Assets.

          Pursuant to an Asset Purchase Agreement dated May 7, 2003 by and among The H.T. Hackney Co. ("Buyer"), Spartan Stores, Inc. ("Spartan Stores"), and Spartan Stores' wholly owned subsidiaries L&L/Jiroch Distributing Company ("L&L/Jiroch"), and J.F. Walker Company, Inc. ("J.F. Walker"), Spartan Stores, L&L/Jiroch and J.F. Walker agreed to sell to Buyer and an affiliate of Buyer substantially all of their assets used in the wholesale distribution of cigarettes, cigars, tobacco, tobacco products, candy, food, health and beauty care products and other products to convenience stores (the "Business"). The sold assets included real property, tangible personal property, inventory, accounts receivable, cash, cash equivalents, short-term investments, software, business contracts, governmental authorizations, data and records, intangible rights and property, insurance benefits, claims, deposits, prepaid expenses, and leases described in the Asset Purchase Agreement, which is attached to this Form 8-K as Exhibit 2.1. The transactions contemplated by the Asset Purchase Agreement were completed on June 9, 2003.

          After applying the adjustments specified in the Asset Purchase Agreement at the closing, the aggregate purchase price for the Business assets was $40.8 million, of which $39.5 million was paid in cash at the closing. The remaining $1.3 million, subject to further adjustment, is payable in cash on July 15, 2003. In addition, the Buyer assumed liabilities of approximately $2.7 million. The terms of the Asset Purchase Agreement were arrived at through arms-length negotiations between the parties.

          The net proceeds of the sale were used to reduce bank debt.

          To Spartan Stores' knowledge, before this transaction, there were no material relationships between Spartan Stores, any of its affiliates (including L&L/Jiroch and J.F. Walker) or any of Spartan Stores' directors or officers, or associates of such directors and officers, on one hand, and the Buyer, on the other hand.

          This transaction did not include any of the assets associated with Spartan Stores' 12 cash and carry convenience store distribution outlets in Michigan and Ohio, which are operated by Spartan Stores' subsidiary United Wholesale Grocery Company.

Item 7.	Financial Statements, Pro Forma Financial Information, and Exhibits.

	(a)	Financial Statements of Businesses Acquired. Not applicable.

	(b)	Pro Forma Financial Information. Unaudited pro forma financial information for the Company is filed as Exhibit 99.1 hereto and is here incorporated by reference. This financial information includes:

		(i)	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 29, 2003.

		(ii)	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended March 29, 2003.

		(iii)	Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet and Condensed Consolidated Statement of Operations.

	(c)	Exhibits: The following documents are attached as exhibits to this report on Form 8-K:

2.1

Asset Purchase Agreement dated May 7, 2003 by and among The H.T. Hackney Co., Spartan Stores, Inc., L&L/Jiroch Distributing Company, and J.F. Walker Company, Inc. Previously filed as an exhibit to Spartan Stores' Current Report on Form 8-K, filed June 24, 2003. Here incorporated by reference.

99.1

Spartan Stores, Inc. Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 29, 2003; Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended March 29, 2003; and Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet and Condensed Consolidated Statement of Operations.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 6, 2003	SPARTAN STORES, INC.

	By	/s/ David M. Staples
David M. Staples Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document

2.1

Asset Purchase Agreement dated May 7, 2003 by and among The H.T. Hackney Co., Spartan Stores, Inc., L&L/Jiroch Distributing Company, and J.F. Walker Company, Inc. Previously filed as an exhibit to Spartan Stores' Current Report on Form 8-K, filed June 24, 2003. Here incorporated by reference.

99.1

Spartan Stores, Inc. Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 29, 2003; Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended March 29, 2003; and Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet and Condensed Consolidated Statement of Operations.